PONDELWILKINSON MS&L
Corporate and Investor Relations

6500 Wilshire Blvd., Suite 1900
Los Angeles, CA 90048-4920
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NEWS
RELEASE



CONTACTS:     Daryl E. Ansel
              Chief Financial Officer
              Grill Concepts, Inc.
              (310) 820-5559

              Roger S. Pondel/Angie Yang
              PondelWilkinson MS&L
              (323) 866-6060
              investor@pondel.com

                                                          FOR IMMEDIATE RELEASE


                GRILL CONCEPTS REPORTS 45% INCREASE IN NET INCOME
                             FOR 2003 FIRST QUARTER


     LOS ANGELES, CALIFORNIA - MAY 14, 2002 - Grill Concepts, Inc. (NASDAQ:GRIL) today reported a 45.2 percent increase in net income for its 2003 first quarter advancing to $334,000, or $0.06 per diluted share, from $230,000, or $0.04 per diluted share, in the corresponding quarter a year ago.

     For the three months ended March 30, 2003, consolidated revenues, including management and license fees, totaled $11.9 million, compared with $11.8 million in the 2002 first quarter. As shown in the attached schedule, total systemwide sales, including all restaurants, owned, operated, managed and licensed, rose
9.3 percent to $17.3 million from $15.8 million a year earlier. Management believes total systemwide sales is a key indicator for measuring the current strength of The Grill on the Alley and Daily Grill brands against its historical performance.

     Revenue increases were driven by a 1.7 percent increase in same store sales and contributions from the company's newest restaurants, including Daily Grill locations opened in Southern California's South Bay area in January 2003, Houston in July 2002, and San Francisco in February 2002. Revenue gains were partially offset by the sale of the company's last Pizzeria Uno location and the non-renewal of the 10-year lease for the company's Encino Daily Grill location, both in April 2002.

                                     (more)

     "We are pleased with the continued momentum in our results, despite the challenging economic environment, hampered further by the nation's close attention to the war in Iraq," said Robert Spivak, president and chief executive officer of Grill Concepts. "First quarter results underscore what we believe to be the growing brand strength of our Daily Grill restaurants, which reported a
10.8 percent increase in weighted average weekly sales, reflecting both increased guest traffic and higher average tickets.

     "Our operating results also continue to benefit from menu refinements, improved purchasing, and other cost containment efforts. Cost of sales decreased as a percentage of sales to 26.6 percent from 27.0 percent a year ago, and restaurant operating expenses decreased as a percentage of sales to 58.7 percent from 59.7 percent," Spivak said. "As a result, the company improved net income significantly."

     Spivak added: "We are continuing to make progress on our expansion strategy. In addition to the previously announced plans to add our fourth restaurant to the existing network of Daily Grill restaurants in the Washington, D.C. suburban area, we are currently in negotiations for another restaurant opening later this year in the Western U.S."

ABOUT GRILL CONCEPTS, INC.

     Grill Concepts owns and manages upscale casual and fine dining, full service restaurants under two core brand names: The Grill on the Alley and Daily Grill, serving classic American grill fare in a comfortable, sophisticated atmosphere, featuring hearty portions of freshly prepared signature dishes. The company operates 21 restaurants including The Grill on the Alley-branded restaurants in Beverly Hills, Hollywood and San Jose, California, and Chicago, as well as Daily Grill restaurants in Southern and Northern California, the Washington, D.C. metropolitan region, Houston, Texas and Skokie, Illinois.

                                     (more)

     This news release contains forward-looking statements, which are based on current operations, plans and expectations. Such statements include, but are not limited to, the company's ability to further enhance productivity and operating efficiencies, the company's ability to accelerate its growth as a result of the Starwood Hotels development agreement, among other factors.
Actual results may differ materially from these statements due to risks and uncertainties beyond the company's control, which are detailed from time to time in the company's filings with the United States Securities and Exchange Commission.


                                  #     #     #
                               (tables to follow)


                      GRILL CONCEPTS, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                     THREE MONTHS ENDED
                                                   ------------------------
                                                    MARCH 30,     MARCH 31,
                                                      2003          2002
                                                  ------------  ------------
Revenues:
  Sales                                           $11,667,000   $11,550,000
  Management and license fees                         255,000       222,000
                                                  ------------  ------------
    Total revenues                                 11,922,000    11,772,000

Cost of sales                                       3,174,000     3,181,000
                                                  ------------  ------------
Gross profit                                        8,748,000     8,591,000
                                                  ------------  ------------
Costs and expenses:
  Restaurant operating expenses                     6,995,000     7,033,000
  Gain on disposal of assets                          (12,000)           --
  General and administrative                          907,000       929,000
  Depreciation and amortization                       432,000       371,000
  Pre-opening costs                                   187,000            --
                                                  ------------  ------------
    Total operating expenses                        8,509,000     8,333,000
                                                  ------------  ------------
Income from operations                                239,000       258,000

Interest expense, net                                 (48,000)      (45,000)
                                                  ------------  ------------

Income before provision for income taxes, equity
  in loss of joint venture and minority interest      191,000       213,000

Provision for income taxes                            (55,000)      (18,000)

Minority interest in loss of subsidiaries             216,000        53,000
Equity in loss of joint venture                        (5,000)       (5,000)
                                                  ------------  ------------
Net income                                        $   347,000   $   243,000
                                                  ------------  ------------
Preferred dividends accrued or paid                   (13,000)      (13,000)
                                                  ------------  ------------
Net income applicable to common stockholders      $   334,000   $   230,000
                                                  ============  ============
Net income per share
  Basic                                           $      0.06   $      0.04
                                                  ============  ============
  Diluted                                         $      0.06   $      0.04
                                                  ============  ============
Weighted average shares outstanding
  Basic                                             5,537,071     5,537,071
                                                  ============  ============
  Diluted                                           5,537,071     5,537,071
                                                  ============  ============

                      GRILL CONCEPTS, INC. AND SUBSIDIARIES
              RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
                                   (unaudited)


SYSTEMWIDE SALES

The following table reconciles Grill Concepts' total consolidated revenues, prepared on the basis of GAAP, to total systemwide sales for the periods presented:




                                        THREE MONTHS ENDED
                                    --------------------------
                                      MARCH 30,      MARCH 31,
                                        2003          2002
                                    ------------  ------------
Total consolidated revenues         $11,922,000   $11,772,000
                                    ------------  ------------

Managed restaurants sales             3,302,000     2,795,000

Licensed restaurants sales            2,295,000     1,447,000

  Less management and license fees     (255,000)     (222,000)
                                    ------------  ------------

Total systemwide sales              $17,264,000   $15,792,000
                                    ============  ============